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                                                                   Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of additional shares under the 1990 Directors' Stock Option Plan and the 1994 Stock Option Plan of Collagen Corporation of our report dated August 2, 1996, with respect to the consolidated financial statements and schedules of Collagen Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.



                                                       ERNST & YOUNG LLP
Palo Alto,  California
January 31, 1997